                                                                [EXECUTION COPY]











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                              INTERIM WAREHOUSE AND
                               SECURITY AGREEMENT


                                 by and between


                          PRUDENTIAL SECURITIES REALTY
                              FUNDING CORPORATION,
                                    as Lender


                                       and


                HOMEAMERICAN CREDIT, INC. D/B/A UPLAND MORTGAGE,
                                   as Borrower



                           Dated as of April 25, 1996








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


                                TABLE OF CONTENTS


                                                                            PAGE

     SECTION 1.  THE LOAN. . . . . . . . . . . . . . . . . . . . . . . . . .   1
     Section 2.  ADDITIONAL CONDITIONS PRECEDENT TO ADVANCE. . . . . . . . .   6
     Section 3.  MORTGAGE FILES AND CUSTODIAN. . . . . . . . . . . . . . . .   8
     SECTION 4.  REPRESENTATIONS, WARRANTIES AND COVENANTS . . . . . . . . .   8
     SECTION 5.  MANDATORY PREPAYMENT OF LOAN. . . . . . . . . . . . . . . .  12
     SECTION 6.  RELEASE OF MORTGAGE FILES FOLLOWING PAYMENT OF LOAN . . . .  13
     SECTION 7.  SERVICING.. . . . . . . . . . . . . . . . . . . . . . . . .  13
     Section 8.  NO ORAL MODIFICATIONS; SUCCESSORS AND ASSIGNS; ASSIGNMENT
          OF COLLATERAL. . . . . . . . . . . . . . . . . . . . . . . . . . .  13
     SECTION 9.  REPORTS . . . . . . . . . . . . . . . . . . . . . . . . . .  14
     SECTION 10.  EVENTS OF DEFAULT. . . . . . . . . . . . . . . . . . . . .  14
     Section 11.  REMEDIES UPON DEFAULT. . . . . . . . . . . . . . . . . . .  16
     SECTION 12.  INDEMNIFICATION. . . . . . . . . . . . . . . . . . . . . .  17
     Section 13.  POWER OF ATTORNEY. . . . . . . . . . . . . . . . . . . . .  17
     Section 14.  AGREEMENT CONSTITUTES SECURITY AGREEMENT . . . . . . . . .  17
     Section 15.  LENDER MAY ACT THROUGH AFFILIATES. . . . . . . . . . . . .  17
     Section 16.  NOTICES. . . . . . . . . . . . . . . . . . . . . . . . . .  17
     Section 17.  SEVERABILITY . . . . . . . . . . . . . . . . . . . . . . .  18
     Section 18.  COUNTERPARTS . . . . . . . . . . . . . . . . . . . . . . .  19
     SECTION 19.  CERTAIN DEFINITIONS. . . . . . . . . . . . . . . . . . . .  19
     Section 1.  The Loan. . . . . . . . . . . . . . . . . . . . . . . . . .   1
     Section 2.  Additional Conditions Precedent to Advance; Required
          Characteristics of Mortgage Loans, Correspondents      and
          Servicers. . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
     Section 3.  Mortgage Files and Custodian. . . . . . . . . . . . . . . .   8
     Section 4.  Representations, Warranties and Covenants . . . . . . . . .   8
     Section 5.  Mandatory Prepayment of Loan. . . . . . . . . . . . . . . .  12
     Section 6.  Release of Mortgage Files following Payment of Loan . . . .  13
     Section 7.  Servicing.. . . . . . . . . . . . . . . . . . . . . . . . .  13
     Section 8.  No Oral Modifications; Successors and Assigns;  Assignment
          of Collateral. . . . . . . . . . . . . . . . . . . . . . . . . . .  13
     Section 9.  Reports . . . . . . . . . . . . . . . . . . . . . . . . . .  14
     Section 10. Events of Default . . . . . . . . . . . . . . . . . . . . .  14
     Section 11. Remedies Upon Default . . . . . . . . . . . . . . . . . . .  16
     Section 12. Indemnification . . . . . . . . . . . . . . . . . . . . . .  17
     Section 13. Power of Attorney . . . . . . . . . . . . . . . . . . . . .  17
     Section 14. Agreement Constitutes Security Agreement. . . . . . . . . .  17
     Section 15. Lender May Act Through Affiliates . . . . . . . . . . . . .  17
     Section 16. Notices . . . . . . . . . . . . . . . . . . . . . . . . . .  17
     Section 17. Severability. . . . . . . . . . . . . . . . . . . . . . . .  18
     Section 18. Counterparts. . . . . . . . . . . . . . . . . . . . . . . .  19
     Section 19. Certain Definitions . . . . . . . . . . . . . . . . . . . .  19

                    INTERIM WAREHOUSE AND SECURITY AGREEMENT

          INTERIM WAREHOUSE AND SECURITY AGREEMENT, dated as of April 25, 1996 (as amended or otherwise modified from time to time, this "AGREEMENT") among PRUDENTIAL SECURITIES REALTY FUNDING CORPORATION, a Delaware corporation, having an office at 1220 N. Market Street, Wilmington, Delaware 19801 (the "LENDER"), and HOMEAMERICAN CREDIT, INC. doing business as UPLAND MORTGAGE, a Pennsylvania corporation, having its principal office at 111 Presidential Blvd., Bala Cynwyd, PA 19004 (the "BORROWER").

          WHEREAS, the Lender intends to lend and the Borrower intends to borrow up to $25,000,000 (twenty-five million dollars) to fund the purchase or origination by the Borrower of fixed and floating-rate, first and second lien, residential mortgage loans; and

          WHEREAS, the Lender's affiliate, Prudential Securities Incorporated ("PSI") will act as the sole or lead manager on a mortgage-backed securities issuance (a "SECURITIZATION") to be sponsored by the Borrower (or by an affiliate thereof) from time to time and collateralized by the Pledged Mortgage Loans.

          An index to the location of the definitions of the defined terms used herein is set forth in Section 19 hereof.

          NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the parties hereto hereby agree as follows:

          SECTION 1.  THE LOAN.

          A.  Subject to the terms of this Agreement:

          1. The Lender agrees to lend to the Borrower up to $25,000,000 (such borrowing, the "LOAN") to be made in one or more advances (each, an "ADVANCE"). The Borrower agrees that the Loan shall be used to warehouse fixed and adjustable rate, first or second lien, residential mortgage loans that are to be included in a Securitization (the "MORTGAGE LOANS"), as such Mortgage Loans are identified to the Lender in writing and in electronic form from time to time. All Mortgage Loans financed hereunder shall be closed loans; I.E., this facility shall not be used for "wet" or "table" fundings. The Lender may refuse to lend against any Mortgage Loan(s) which the Lender reasonably believes will not be eligible for inclusion in a securitized pool either (x) due to the characteristics of such Mortgage Loan or (y) due to the expected aggregate characteristics of the Mortgage Loans.

          2. Each Advance shall be made on a date prior to the Maturity Date referred to below (each such date, a "FUNDING DATE"); PROVIDED that:

          (i) the conditions precedent to the making of Advances set forth in
     Section 2 hereof shall have been satisfied, and the representations and warranties of the Borrower in Section 4 hereof shall be true and correct on and as of such Funding Date as if made on and as of such date;

          (ii) no Event of Default shall have occurred and be continuing or would exist after the making of the Advance on such Funding Date;

          (iii) the Lender shall have received (A) in connection with each Advance, a certificate from the Custodian referred to below to the effect that it has in its possession and has reviewed the mortgage files relating to the Mortgage Loans being pledged in connection with the Advance being made on such Funding Date and has found no material deficiencies in such mortgage files (the "CUSTODIAN'S CERTIFICATION") and (B) prior to the initial Advance, a legal opinion from counsel (which may be in-house counsel) to the Borrower in the form of Exhibit B-1 attached hereto;

          (iv) the Borrower shall have delivered or caused to be delivered to the Custodian all required documents with respect to the Mortgage Loans being pledged on such Funding Date;

          (v) Borrower shall deliver evidence of release of any prior security interest that may have been granted with respect to the Pledged Mortgage Loans.

          (vi) to the extent described in Section 5(C) hereof, no notice described in said Section 5(C) shall have been received by PSI; and

          (vii) there shall be in full force and effect from each of American Business Financial Services, Inc. and American Business Credit (the "GUARANTORS") a Guaranty (the "GUARANTY") in the forms attached hereto as Exhibits E-1 and E-2, respectively.

          3. The Loan shall accrue interest daily on its outstanding principal amount, with interest calculated for the actual number of days elapsed, based on a 360-day year. The interest rate shall be (except as otherwise provided in Section 1(E)(2) or Section 10(D) hereof) LIBOR plus 1.25%, and shall be reset on each business day. Interest which accrues during each calendar month shall be payable on the 3rd (third) business day of the following month, with any outstanding interest due and payable in its entirety on the date of termination of this warehouse facility (including the Maturity Date).

          "LIBOR" shall mean, the London interbank offered rate for one-month U.S. dollar deposits, as set forth in the most recently-published Eastern edition of THE WALL STREET JOURNAL.

          Any amounts pre-paid under this Agreement prior to the Maturity Date may be re-borrowed, subject to the terms and conditions of this Agreement, until the Maturity Date.

          B. The amount of each Advance shall not be less than $1,000,000 or greater than the lesser of:

          1. 100% of the aggregate outstanding principal balance of the Mortgage Loans (calculated as of the related Cut-Off Date or, if the Borrower is using the proceeds of the Advance to purchase or originate the related Mortgage Loans at their aggregate outstanding principal balance as of the settlement date for the purchase, then their aggregate outstanding principal balance as of such settlement date) proposed to be pledged to the Lender in connection with such Advance, MINUS, in the event that a Collateral Deficiency Situation exists as of the date of such Advance, the Restoration Amount as of the date of such Advance; and

          2. the product of (x) the Market Value of the Mortgage Loans proposed to be pledged to the Lender in connection with such Advance and (y) until such time as the Borrower shall have delivered evidence of the release of the Liens filed by Meridian Bank and CoreStates Bank, N.A. for which UCC statements have been filed (copies of which are attached hereto as Exhibit
     F), .85 and thereafter, .92, MINUS, in the event that a Collateral Deficiency Situation exists as of the date of such Advance, the Restoration Amount as of the date of such Advance.

          For purposes of this Agreement:

          A COLLATERAL DEFICIENCY SITUATION shall be deemed to be existing as of any day on which (x) the outstanding principal amount of the Loan as of such day exceeds (y) the lesser of (i) the outstanding principal balance of the Pledged Mortgage Loans and (ii) the product of (I) the Market Value of the Pledged Mortgage Loans (disregarding the Market Value of any Mortgage Loans proposed to be pledged to the Lender on such day) and (II) until such time as the Borrower shall have delivered evidence of the release of the Liens filed by Meridian Bank and CoreStates Bank, N.A. for which UCC statements have been filed (copies of which are attached hereto as Exhibit
     F), .85 and, thereafter, .92.

          CUT-OFF DATE means, as of any date, the close of business on the date set forth in the related Mortgage Loan Schedule (as defined in the Custodial Agreement). In no event shall the Cut-Off Date precede by more than two weeks the date on which the related Mortgage Loan Schedule is delivered.

          MARKET VALUE means, as of any date and with respect to any Mortgage Loans, the whole-loan servicing-retained fair market value of such Mortgage

     Loans as of such date as determined by the Lender (or an affiliate thereof) in its sole discretion.

          MATURITY DATE means, the earliest of (i) September 30, 1996 and (ii) the date on which a Securitization occurs (other than the ABFS Home Equity Asset Backed Certificates 1996-1 Securitization (the "96-1 SECURITIZATION")). The Maturity Date may be extended by Lender, in Lender's sole and unreviewable discretion, on any date by the execution and delivery of a Credit Increase Confirmation and Note Amendment in the form of Exhibit C hereto.

          PLEDGED MORTGAGE LOANS means, as of any date of determination, any Mortgage Loans then held by the Custodian on behalf of the Lender to secure the Loan.

          RESTORATION AMOUNT means, as of any date of determination, the amount, if any, by which (x) the outstanding principal amount of the Loan as of such date (including accrued interest) exceeds (y) the lesser of (i) the product of (I) the Market Value of the Pledged Mortgage Loans (disregarding the Market Value of any Mortgage Loans proposed to be pledged to the Lender on such date) and (II) until such time as the Borrower shall have delivered evidence of the release of the Liens filed by Meridian Bank and CoreStates Bank, N.A. for which UCC statements have been filed (copies of which are attached hereto as Exhibit F), .86 and, thereafter, .93 and (ii) the outstanding principal balance of the Pledged Mortgage Loans (disregarding the outstanding principal balance of any Mortgage Loans to be pledged to the Lender on such date).

          C. The Loan evidenced hereby shall mature on the Maturity Date and all amounts outstanding hereunder shall be due and payable on the Maturity Date.

          D. The Loan is pre-payable at any time without premium or penalty, in whole or in part; PROVIDED, that Pledged Mortgage Loans may not be removed from this facility (including in connection with any prepayment of the Loan in part) with the result that, in the Lender's sole reasonable determination, the remaining Pledged Mortgage Loans, are, in the aggregate, materially inferior as collateral as compared to the pool of Pledged Mortgage Loans immediately prior to such removal. In addition, no Pledged Mortgage Loans may be removed from this facility with the result that a Collateral Deficiency Situation would then exist. Notwithstanding the foregoing, however, a Pledged Mortgage Loan, may in any event be removed from this facility if such Pledged Mortgage Loan has been paid in full by the mortgagor. If the Borrower intends to prepay the Loan in whole or in substantial part from a source other than the proceeds of the Securitization, the Borrower shall give two business days' written notice to the Lender.

          E.1. If the Loan is not extended by means of a Credit Increase Confirmation and Note Amendment, the Loan shall immediately and automatically become due and payable without any further action by the Lender on the then scheduled Maturity Date, and in the event of non-payment in full on such Maturity

Date the Lender may exercise all rights and remedies available to it as the holder of a first perfected security interest under the Uniform Commercial Code of the State of New York (the "NEW YORK UCC").

          1. If the Borrower awards a Securitization or whole-loan trade involving any Pledged Mortgage Loans to an investment banking house, agent, broker or underwriter other than PSI or to a group of managers for which PSI is not the lead manager, then the interest rate on the Loan shall increase to LIBOR plus 500 basis points, which higher rate shall retroactively be applied as of the related Funding Date for all prior Advances or Pledged Mortgage Loans so involved; PROVIDED, HOWEVER, that if the Borrower had first offered such Securitization or whole-loan trade to PSI and PSI refused such offer, then this subsection 2 shall have no effect.

          F. The Loan shall be evidenced by the secured promissory note of the Borrower in the form attached hereto as Exhibit A (the "Secured Note").

          G. In the event that the Loan is extended beyond its then scheduled Maturity Date by means of a Credit Increase Confirmation and Note Amendment, the factors set forth in the definitions of "Collateral Deficiency Situation" and "Restoration Amount" may be revised downward by the Lender in its sole discretion.

          SECTION 2.  ADDITIONAL CONDITIONS PRECEDENT TO ADVANCE.

          A. Not later than two business days prior to the proposed Funding Date for an Advance the Borrower shall deliver to the Lender (i) a written notice in the form of Exhibit D hereto and (ii) an electronic disk or tape, in a mutually satisfactory form to be agreed upon detailing certain specified characteristics of the Mortgage Loans proposed to be pledged in connection with such Advance (each such schedule, a "MORTGAGE LOAN SCHEDULE").

          B.  Prior to the initial Funding Date, Lender shall have received:

          1. Duly executed originals of (i) this Agreement, (ii) the Custodial Agreement, (iii) the Secured Note and (iv) the Guaranties.

          2. A certificate of the Secretary of Borrower certifying (i) a copy of Borrower's articles of incorporation; (ii) a copy of Borrower's by-laws;
     (iii) the names and signature of officers of Borrower authorized on its behalf to execute this Agreement and any other documents to be delivered by it hereunder (on which Lender may conclusively rely until such time as Lender shall receive from Borrower a revised certificate); and (iv) a copy of minutes of a meeting of Borrower's members authorizing the authorized signatories to enter into this Agreement.

          3. Lender shall have received a certificate of the Secretary of each of the Guarantors certifying (i) a copy of Guarantor's articles of incorporation; (ii) a copy of Guarantor's by-laws; (iii) the names and signatures of the officers authorized on its behalf to execute the Guaranty, and any other documents to be delivered by it thereunder (on which Lender may conclusively rely until such time as Lender shall receive from Guarantor a revised certificate); and (iv) a copy of the resolutions of the executive committee of the board of directors of Guarantor authorizing the Guarantor to deliver the Guaranty.

          4. Lender shall have received an opinion of the counsel to Borrower, which may be an attorney employed by one of its affiliates, in substantially the form of Exhibit B-1 hereto.

          5. Lender shall have received an opinion of the counsel to each Guarantor in substantially the form of Exhibit B-2 hereto.

          6. Lender shall have received the most recent available servicing reports, if any, with respect to the Mortgage Loans.

          7. Lender and/or any independent contractor appointed by Lender shall have completed such investigation as Lender may reasonably require with respect to each Mortgage Loan which is the subject of any funding and the results of such investigation (and all other legal and documentary matters with respect to such Mortgage Loan) shall be satisfactory to Lender.

          8. The Borrower shall have executed all documents, including but not limited to financing statements under the Uniform Commercial Code as in effect in any applicable jurisdictions, as Lender may reasonably require to effectively perfect and evidence Lender's first priority security interest in the Collateral.

          C. The Borrower shall reimburse the Lender for any of the Lender's reasonable out-of-pocket costs up to $17,000, including due diligence review costs and reasonable attorney's fees, incurred by the Lender with respect to this Agreement and in determining the acceptability to the Lender of any Mortgage Loans or the identity of any originator or servicer. The Borrower shall also pay, or reimburse the Lender if the Lender shall pay, any termination fee which may be due to any servicer.

          SECTION 3. MORTGAGE FILES AND CUSTODIAN. The Borrower shall deliver to The Chase Manhattan Bank, N.A. as custodian (the "CUSTODIAN") on behalf of the Lender, the documents and instruments listed in Section 2 of that certain Custodial Agreement dated as of April 25, 1996 (the "CUSTODIAL AGREEMENT") among the Lender, the Borrower, and the Custodian. Such documents and instruments evidencing and relating to the Mortgage Loans, together with any proceeds thereof are hereinafter referred to as the "COLLATERAL". The Borrower hereby pledges all of its right, title and interest in and to the Collateral to the Lender to secure the repayment of principal of and interest on the Loan and all other amounts owing by the Borrower to the Lender hereunder or under any other agreement or arrangement (collectively, the "SECURED OBLIGATIONS").

          SECTION 4. REPRESENTATIONS, WARRANTIES AND COVENANTS. A. The Borrower represents and warrants to the Lender that:

          1. It has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Pennsylvania.

          2. It is duly licensed as a "Licensee" or is otherwise qualified in each state in which it transacts business and is not in default of such state's applicable laws, rules and regulations, except where failure to so qualify or such default would not have a material adverse effect on the ability of Borrower to conduct its business or to perform its obligations under this Agreement. It has the requisite power and authority and legal right to own and grant a lien on all of its right, title and interest in and to the Collateral, and to execute and deliver, engage in the transactions contemplated by, and perform and observe the terms and conditions of, this Agreement, the Custodial Agreement and the Secured Note.

          3. At all times after the Custodian has received a Mortgage Loan from the Borrower and until payment in full of the Loan, the Borrower will not knowingly and intentionally commit any act in violation of applicable laws, or regulations promulgated with respect thereto.

          4. The Borrower is solvent and is not in default under any mortgage, borrowing agreement or other instrument or agreement pertaining to indebtedness for borrowed money, and the execution, delivery and performance by the Borrower of this Agreement, the Custodial Agreement, and the Secured Note do not conflict with any term or provision of the certificate of incorporation or by-laws of the Borrower or any law, rule, regulation, order, judgment, writ, injunction or decree applicable to the Borrower of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Borrower and will not result in any violation of any such mortgage, instrument or agreement.

          5. All financial statements or certificates of the Borrower, any Affiliate of the Borrower or any of its officers furnished to the Lender are true and complete and do not omit to disclose any material liabilities or other facts relevant to the Borrower's or such Affiliate's condition. As used in this Agreement, "AFFILIATE" means (i) American Business Financial Services, Inc., American Business Credit, Inc., Processing Service Center, Inc., American Business Leasing, Inc., ABC Holdings Corporation and HomeAmerican Consumer Discount Company and (ii) any person directly or indirectly controlling, controlled by, or under common control (within the definition of "control" set forth in the Securities and Exchange Act of 1934, as amended) with, the Borrower. All such financial statements have been prepared in accordance with GAAP. No financial statement or other financial information as of a date later than that supplied to the Lender, has been furnished by the Borrower or any of its Affiliates to another lender of the Borrower or any of its Affiliates that has not been furnished to the Lender.

          6. No consent, approval, authorization or order of, registration or filing with, or notice to any governmental authority or court is required under applicable law in connection with the execution, delivery and performance by the Borrower of this Agreement, the Custodial Agreement and the Secured Note.

          7. There is no action, proceeding or investigation pending with respect to which the Borrower has received service of process or, to the best of the Borrower's knowledge threatened against it before any court, administrative agency or other tribunal (A) asserting the invalidity of this Agreement, the Custodial Agreement or the Secured Note, (B) seeking to prevent the consummation of any of the transactions contemplated by this Agreement, the Custodial Agreement or the Secured Note, or (C) which might materially and adversely affect the validity of the Mortgage Loans or the performance by it of its obligations under, or the validity or enforceability of, this Agreement, the Custodial Agreement or the Secured Note.

          8. There has been no material adverse change in the business, operations, financial condition, properties or prospects of the Borrower or any Affiliate since the date set forth in the financial statements supplied to the Lender.

          9. This Agreement, the Custodial Agreement and the Secured Note have been duly authorized, executed and delivered by the Borrower, all requisite corporate action having been taken, and each is valid, binding and enforceable against the Borrower in accordance with its terms except as such enforcement may be affected by bankruptcy, by other insolvency laws, or by general principles of equity.

          B. With respect to every Mortgage Loan delivered to the Custodian, the Borrower represents and warrants to the Lender that:

               1. Such Mortgage Loan and all accompanying documents are complete and authentic and all signatures thereon are genuine.

               2. Such Mortgage Loan arose from a bona fide loan, complying with all applicable State and Federal laws and regulations, to persons having legal capacity to contract and is not subject to any defense, set-off or counterclaim.

               3. All amounts represented to be payable on such Mortgage Loan are, in fact, payable in accordance with the provisions of such Mortgage Loan.

               4. No default has occurred in any provisions of such Mortgage Loan (other than a payment delinquency not exceeding 30 days).

               5. Any property subject to any security interest given in connection with such Mortgage Loan is not subject to any encumbrance other than (i) a stated first mortgage, (ii) liens for taxes not yet due and payable or similar governmental charges not yet due and payable or still subject to payment without interest or penalty or (iii) zoning restrictions, utility easements, covenants or conditions and restrictions of record which will neither defeat nor render invalid such security interest or the priority thereof nor materially impair the marketability or value of such property nor be violated by the existing improvements or the intended use thereof.

               6. The Borrower holds good and indefeasible title to, and is the sole owner of, such Mortgage Loan subject to no liens, charges, mortgages, participations, encumbrances or rights of others or other liens released simultaneously with such pledge.

               7. Each Mortgage Loan conforms to the description thereof as set forth on the related Mortgage Loan Schedule delivered to the Custodian and the Lender.

               8. All disclosures required by the Real Estate Settlement Procedures Act, by Regulation X promulgated thereunder and by Regulation Z of the Board of Governors of the Federal Reserve System promulgated pursuant to the statute commonly known as the Truth-in-Lending Act and the Notice of the Right of Recision required by said statute and regulation have been properly made and given.

               9. The Mortgage Loans do not have characteristics which are materially worse than those of other mortgage loans financed by the Borrower during the twelve-month period preceding the initial Funding Date.

               10. The representations and warranties set forth in Section 2.04 (other than any representation and warranty referencing either (x) the specific mortgage loan schedule referred to in said Section 2.04 or (y) specific statistical characteristics of any mortgage loan pool) of the Pooling and Servicing Agreement to be executed in connection with the 96-1 Securitization

     (the "Designated Pooling and Servicing Agreement"), between The Chase Manhattan Bank, N.A., as Trustee, American Business Credit, Inc., as Seller and as Servicer, are true with respect to the Mortgage Loans, MUTATIS MUTANDIS.

               11. Each Mortgage Loan will be eligible for inclusion in a pool to be securitized on substantially the same terms as the 96-1 Securitization or which is insured by a credit enhancer; the Lender may refuse to lend against any Mortgage Loan(s) which the Lender reasonably believes will not be eligible for inclusion in such a securitized, insured pool either (x) due to the characteristics of such Mortgage Loan or (y) due to the expected aggregate characteristics of the Mortgage Loans.

          C. The Borrower covenants with the Lender that, during the term of this facility:

          1. Neither the Borrower nor any of its Affiliates shall create or suffer to exist any Lien, other than Permitted Liens, on any of the Borrower's or any of its Affiliate's assets; PROVIDED, HOWEVER, that (i) the Lien on certain assets of American Business Credit, Inc. which Meridian Bank has with respect to the warehouse line it has provided to the Borrower may exist until the earlier to occur of (x) May 26, 1996 and (y) the first Funding Date provided that the Borrower shall use the proceeds of such first Advance to pay down the warehouse line with Meridian Bank and shall simultaneously release the liens on the assets pledged thereunder and shall repledge such assets which are mortgage loans as Pledged Mortgage Loans hereunder and (ii) the Lien on certain assets of American Business Credit, Inc. that CoreStates Bank, N.A. has with respect to the warehouse line it has provided to the Borrower may exist until the earlier to occur of (x) May 26, 1996 and (y) the closing of the 96-1 Securitization provided that the Borrower shall use the proceeds of such Securitization to pay down the warehouse line with CoreStates Bank, N.A. and shall simultaneously release the liens on the assets pledged thereunder.

          2. The Borrower shall deliver the executed UCC-3 and/or other evidence of release of the Liens for which CoreStates Bank, N.A. and Meridian Bank have filed UCC-1 statements (copies of such UCCs are attached hereto as Exhibit F) on the day of the earlier to occur of (x) May 26, 1996 and (y) (i) with respect to the Meridian Bank UCC, the first Funding Date and (ii) with respect to the CoreStates Bank, N.A. UCC, the closing of the 96-1 Securitization.

          3. That Borrower shall not pledge, assign or grant to any other party any security interest in any Pledged Mortgage Loan.


     For purposes of this Agreement:

     LIEN means, with respect to any asset of the Borrower or any of its Affiliates, any mortgage, lien, pledge, charge, security interest or other similar encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including, without limitation, any conditional sale or other title retention agreement, and any financing lease in the nature thereof, any agreement to sell, and any filing of, or agreement to give, any financing statement (other than notice filings not perfecting a security interest) under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

     PERMITTED LIEN means (i) Liens for taxes, assessments or governmental charges or claims that either (a) are not yet delinquent or (b) are being contested in good faith by appropriate proceedings and as to which appropriate reserves or other provisions have been made in accordance with GAAP; (ii) statutory Liens of landlords and carriers', warehousemen's, mechanics', suppliers', materialmen's, repairmen's or other like Liens arising in the ordinary course of business and with respect to amounts that either (a) are not yet delinquent or (b) are being contested in good faith by appropriate proceedings and as to which appropriate reserves or other provisions have been made in accordance with GAAP; (iii) Liens (other than any Lien imposed by the Employee Retirement Income Security Act of 1974, as amended) incurred or deposits due in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security; (iv) Liens incurred or deposits made to secure the performance of tenders, bids, leases, statutory obligations, surety and appeal bonds, progress payments, government contracts and other obligations of like nature (exclusive of obligations for the payment of borrowed money), in each case incurred in the ordinary course of business; (v) attachment or judgment Liens not giving rise to an Event of Default; (vi) easements, rights-of-way, restrictions and other similar charges or encumbrances not interfering with the ordinary conduct of the business of the Borrower or any of its Affiliates; (vii) leases or subleases granted to others not interfering with the ordinary conduct of the business of the Borrower or any of its Affiliates; (viii) the Lien granted to the Lender pursuant hereto; (ix) the Liens listed on Schedule A attached hereto; and (x) any other Lien to which Lender has given its prior written consent.

          SECTION 5.  MANDATORY PREPAYMENT OF LOAN.

          A. Upon discovery by the Borrower or the Lender of any breach of any of the representations and warranties listed in Section 4(B) preceding, the party discovering such breach shall promptly give notice of such discovery to the others.

          The Lender has the right to require, in its unreviewable discretion, the Borrower to repay the Loan in part in an amount equal to the amount of the Advance relating to such Mortgage Loan with respect to any Mortgage Loan which breaches one or more of the representations and warranties listed in Section 4(B) preceding or which is determined by the Lender to be unacceptable for inclusion in such Securitization; PROVIDED, HOWEVER, that upon the Lender's written consent, then in lieu of any prepayment required by this Section 5(A), the Borrower may pledge additional Mortgage Loans complying with the terms of this Agreement with an aggregate outstanding principal balance equal to or greater than the amount of such required prepayment.

          B. If any Mortgage Loan, as indicated on any Supplemental Mortgage Loan Schedule delivered pursuant to Section 9(A) hereof, becomes 31 or more days delinquent on two or more occasions, the Lender may require the Borrower to prepay the Loan in part in an amount equal to the amount of the Advance relating to such Mortgage Loan with respect to such Mortgage Loan, or, with the Lender's consent, deliver a qualifying substitute mortgage loan in its place.

          C. If the Borrower awards a Securitization or any whole-loan trade involving any Pledged Mortgage Loans to an investment banking house, agent or underwriter other than PSI, or to a group of managers for which PSI is not the lead manager, then (x) the Lender may demand that the Borrower prepay any portion of the Loan evidenced hereby relating to the dollar amount of the Mortgage Loans to be included in such Securitization or whole loan trade, in which PSI has not been selected for participation, for payment within five business days of the demand for prepayment, (y) the Lender may refuse to make further Advances hereunder if such Advances would relate to Mortgage Loans to be included in such Securitization or whole-loan trade in which PSI has not been selected for participation and (z) the interest rate on the Loan shall increase as set forth in Section 1(E)(2) hereof. The Borrower shall give immediate notice, by facsimile transmission, to the attention of Norm Chaleff at the Lender and to the attention of Len Blum at PSI (fax 212-778-7401) of any decision to award the lead manager role or to name any group of managers for any Securitization or whole-loan trade involving any Pledged Mortgage Loans.

          D. If, on any date other than a Funding Date, the Lender determines that a Collateral Deficiency Situation exists, the Lender shall so notify the Borrower, and the Borrower, within one business day, shall either (i) pay to the Lender the Restoration Amount or (ii) deliver to the Custodian on behalf of the Lender additional Mortgage Loans having an aggregate Market Value at least equal to the Restoration Amount. The provisions of Section 1(B) shall govern with regard to a Collateral Deficiency Situation as of a Funding Date.

          SECTION 6. RELEASE OF MORTGAGE FILES FOLLOWING PAYMENT OF LOAN. The Lender agrees to cause to be released from the lien hereof the documents described in Section 2 of the Custodial Agreement at the request of the Borrower upon payment in full of the Loan, or, if a partial payment of the Loan occurs, the documents relating to a PRO RATA portion of the Pledged Mortgage Loans.

          SECTION 7. SERVICING. The Borrower shall service the Mortgage Loans with the degree of skill and care consistent with that which the Borrower customarily exercises with respect to similar contracts owned, managed, or serviced by it and all applicable industry standards. The Borrower shall comply with all applicable Federal and State laws and regulations; shall maintain all State and Federal licenses and franchises necessary for it to perform its servicing responsibilities hereunder and shall not impair the rights of the Lender in any Mortgage Loans or for payment thereunder.

          SECTION 8. NO ORAL MODIFICATIONS; SUCCESSORS AND ASSIGNS; ASSIGNMENT OF COLLATERAL. No provisions of this Agreement shall be waived or modified except by a writing duly signed by the authorized agents of the Lender and the Borrower. This Agreement shall be binding upon the successors and assigns of the parties hereto. The Borrower acknowledges and agrees that the Lender may re-pledge, enter into repurchase transactions, and otherwise re-hypothecate (including the granting of participation interests therein) the Collateral for the Loan, PROVIDED that no such act shall in any way affect the Borrower's rights to the Collateral.


          SECTION 9. REPORTS. A. The Borrower shall provide the Lender with an electronic disk or tape or hard copy (each, a "SUPPLEMENTAL MORTGAGE LOAN SCHEDULE") (i) on the date any additional Mortgage Loans are delivered pursuant to Section 5(D) and at the earliest of (A) two business days before each Funding Date or (B) two weeks following the date that the last such schedule was provided and (ii) within two business days following any request by the Lender or any affiliate thereof for such a schedule. Such Supplemental Mortgage Loan Schedule will contain information concerning (x) the Mortgage Loans then held in the warehouse facility and (y) any Mortgage Loans proposed to be delivered to the facility on the next Funding Date or in connection with Collateral maintenance pursuant to Section 5(D) hereof, and shall be in the format as may be agreed upon by the Borrower and the Lender from time to time.

          A. The Borrower shall furnish to Lender (x) promptly, copies of any material and adverse notices (including, without limitation, notices of defaults, breaches, potential defaults or potential breaches) given to or received from its other lenders, (y) immediately, notice of the occurrence of any "Event of Default" hereunder or of any situation which the Borrower, with the passage of time, reasonably expects to develop into an "Event of Default" hereunder and (z) the following:

               (i) consolidated audited financial statements of the Borrower and its Affiliates, within 90 days of the Borrower's fiscal year end;

               (ii) consolidated unaudited financial statements of the Borrower and its Affiliates for each of the Borrower's first three quarters of each fiscal year, within 45 days after quarter end;

               (iii) unaudited financial statements of the Borrower within 45 days after quarter end;

               (iv) quarterly and annual consolidated and/or consolidating financial statements of the Borrower and its Affiliates reflecting material intercompany adjustments within 5 business days of their release; and

               (v) copies of all SEC filings by the Borrower and its Affiliates, within five business days of their filing with the SEC.

          All required financial statements, information and reports shall be prepared in accordance with U.S. GAAP, or, if applicable to SEC filings, SEC accounting regulations.

          SECTION 10. EVENTS OF DEFAULT. Each of the following shall constitute an "Event of Default" hereunder:

          A. Failure of the Borrower to (i) make any payment of interest or principal or any other sum which has become due, whether by acceleration or otherwise, under the terms of the Secured Note, this Agreement, any warehouse and security agreement or any other document evidencing or securing indebtedness of the Borrower to the Lender or to any affiliate of the Lender, or (ii) pay or deliver any Restoration Amount.

          B. Any "event of default" or any occurrence which with the passage of time would become an "event of default" by the Borrower or Guarantor under any agreement relating to any indebtedness of the Borrower or Guarantor to any other lender.

          C. Any default of any term, condition or agreement or any breach of any representation or warranty of either Guarantor under the Guaranty.

          D. Assignment or attempted assignment by the Borrower of this Agreement or any rights hereunder, without first obtaining the specific written consent of the Lender, or the granting by the Borrower of any security interest, lien or other encumbrance on any Collateral to other than the Lender.

          E. The filing by the Borrower or either Guarantor of a petition for liquidation, reorganization, arrangement or adjudication as a bankrupt or similar relief under the bankruptcy, insolvency or similar laws of the United States or any state or territory thereof or of any foreign jurisdiction; the failure of the Borrower or either Guarantor to secure dismissal of any such petition filed against it within thirty (30) days of such filing; the making of any general assignment by the Borrower or either Guarantor for the benefit of creditors; the appointment of a receiver or trustee for the Borrower or either Guarantor, or for any part of the Borrower's or either Guarantor's assets; the institution by the Borrower or either Guarantor of any other type of insolvency proceeding (under the Bankruptcy Code or otherwise) or of any formal or informal proceeding, for the dissolution or liquidation of, settlement of claims against, or winding up of the affairs of, the Borrower or either Guarantor; the institution of any such proceeding against the Borrower or either Guarantor if such party shall fail to secure dismissal thereof within thirty (30) days thereafter; the consent by the Borrower or either Guarantor to any type of insolvency proceeding against the Borrower or either Guarantor (under the Bankruptcy Code or otherwise); the occurrence of any event or existence of any condition which could be the ground, basis or cause for any proceeding or petition described in this Section 10.

          F. Any materially adverse change in the financial condition of the Borrower or any of its Affiliates or the existence of any other condition which, in the

Lender's sole determination, constitutes an impairment of the Borrower's ability to perform its obligations under this Agreement or the Secured Note.

          G. Failure by the Borrower to service the Mortgage Loans in substantial compliance with the servicing requirements set forth in Section 7 hereof.

          H. A breach by the Borrower of any representation, warranty or covenant set forth in Section 4(A), 4(C) or Section 9 hereof or a use by the Borrower of the proceeds of the Loan for a purpose other than as set forth in
Section 1(A) hereof.


          SECTION 11. REMEDIES UPON DEFAULT. A. Upon the happening of one or more Events of Default, the Lender may (x) refuse to make further Advances hereunder and (y) immediately declare the principal of the Secured Note then outstanding to be immediately due and payable, together with all interest thereon and fees and expenses accruing under this Agreement; PROVIDED that, upon the occurrence of the Event of Default referred to in Section 10(D), such amounts shall immediately and automatically become due and payable without any further action by any person or entity. Upon such declaration or such automatic acceleration, the balance then outstanding on the Secured Note shall become immediately due and payable without presentation, demand or further notice of any kind to the Borrower.

          A. Upon the happening of one or more Events of Default, the Lender shall have the right to obtain physical possession, and to commence an action to obtain physical possession, of all files of the Borrower relating to the Collateral and all documents relating to the Collateral which are then or may thereafter come in to the possession of the Borrower or any third party acting for the Borrower. The Lender shall be entitled to specific performance of all agreements of the Borrower contained in this Agreement. The Borrower and the Lender hereby acknowledge that the Lender's right to obtain physical possession of the Collateral is deemed for all purposes to be equivalent to the rights of "seizure of property or maintenance or continuation of perfection of an interest in property" as specified under Bankruptcy Code Sections 362(b) and 546(b)(2).

          B. Upon the happening of one or more Events of Default, the Lender shall have the right to direct all servicers then servicing any Pledged Mortgage Loans to remit all collections on the Pledged Mortgage Loans to the Lender, and if any such payments are received by the Borrower, the Borrower shall not commingle the amounts received with other funds of the Borrower and shall promptly pay them over to the Lender. In addition, the Lender shall have the right to dispose of the Collateral as provided herein, or as provided in the other documents executed in connection herewith, or in any commercially reasonable manner, or as provided by law. Such disposition may be on either a servicing-released or a servicing-retained basis. The Lender shall be entitled to place the Mortgage Loans which it recovers after any default in a pool for issuance of mortgage-backed securities at the then-prevailing price for such securities and to sell such securities for such prevailing price in the open market as a commercially reasonable disposition of Collateral, subject to the applicable requirements of the New York UCC. The Lender shall also be entitled to sell any or all of such Mortgage Loans individually for the prevailing price as a commercially reasonable disposition of Collateral subject to the applicable requirements of the New York UCC. The specification in this Section of manners of disposition of collateral as being commercially reasonable shall not preclude the use of other commercially reasonable methods (as contemplated by the New York UCC) at the option of the Lender.

          C. Following the occurrence and during the continuance of an Event of Default, interest shall accrue on the Loan at a default interest rate of LIBOR plus 5.00%.

          SECTION 12. INDEMNIFICATION. The Borrower agrees to hold the Lender harmless from and indemnifies the Lender against all liabilities, losses, damages, judgments, costs and expenses of any kind which may be imposed on, incurred by, or asserted against the Lender relating to or arising out of this Agreement, the Custodial Agreement, the Secured Note, the Guaranties or any transaction contemplated hereby or thereby resulting from anything other than the Lender's gross negligence or willful misconduct. The Borrower also agrees to reimburse the Lender for all reasonable expenses in connection with the enforcement of this Agreement, the Custodial Agreement, the Secured Note and the Guaranties, including without limitation the reasonable fees and disbursements of counsel. The Borrower's agreements in this Section shall survive the payment in full of the Secured Note and the expiration or termination of this Agreement. The Borrower hereby acknowledges that, notwithstanding the fact that the Secured
Note is secured by the Collateral, the obligations of the Borrower under the Secured Note are recourse obligations of the Borrower.

          SECTION 13. POWER OF ATTORNEY. The Borrower hereby authorizes the Lender, at the Borrower's expense, to file such financing statement or statements relating to the Collateral without the Borrower's signature thereon as the Lender at its option may deem appropriate, and appoints the Lender as the Borrower's attorney-in-fact to execute any such financing statement or statements in the Borrower's name and to perform all other acts which the Lender deems appropriate to perfect and continue the security interest granted hereby and to protect, preserve and realize upon the Collateral, including, but not limited to, the right to endorse notes, complete blanks in documents, transfer servicing, and sign assignments on behalf of the Borrower as its attorney-in-fact. This Power of Attorney is coupled with an interest and is irrevocable without the Lender's consent. Notwithstanding the foregoing, the power of attorney hereby granted may be exercised only during the occurrence and continuance of any Event of Default hereunder.

          SECTION 14. AGREEMENT CONSTITUTES SECURITY AGREEMENT. This Agreement is intended by the parties hereto to be governed by New York Law, and to constitute a security agreement within the meaning of the New York UCC.

          SECTION 15. LENDER MAY ACT THROUGH AFFILIATES. The Lender may, from time to time, designate one or more affiliates for the purpose of performing any action hereunder.

          SECTION 16. NOTICES. All demands, notices and communications relating to this Agreement shall be in writing and shall be deemed to have been duly given if mailed, by registered or certified mail, return receipt requested, or by overnight courier, or, if by other means, when received by the other party or parties at the address shown below, or such other address as may hereafter be furnished to the other party or parties by like notice. Any such demand, notice or communication hereunder shall be deemed to have been received on the date delivered to or received at the premises of the addressee (as evidenced, in the case of registered or certified mail, by the date noted on the return receipt).

          If to the Borrower:

          Anthony J. Santilli
          Chairman
          HomeAmerican Credit, Inc.
          111 Presidential Blvd.
          Bala Cynwyd, PA 19004
          Phone Number: (610) 668-2440
          Fax Number: (610) 668-1468

          with a copy to:

          Lawrence F. Flick, II, Esq.
          Blank Rome Comisky & McCauley
          Four Penn Center Plaza
          Philadelphia, Pennsylvania 19103-2599
          Phone Number:  215-569-5500
          Fax Number:    215-569-5555



          If to the Lender:

               Prudential Securities Realty Funding
                 Corporation
               One Seaport Plaza, 27th Floor
               Treasury Department
               New York, New York  10292
               Attention:    Elizabeth Castagna
               Phone Number: 212-214-7772
               Fax Number:    212-214-7572

          With copies to:

               Prudential Securities Incorporated
               One New York Plaza
               New York, New York  10292
               Attention: Mr. Len Blum
               Phone Number: 212-778-1397
               Fax Number:   212-778-7401


          SECTION 17. SEVERABILITY. Any provision of this Agreement which is prohibited, unenforceable or not authorized in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition, unenforceability or non-authorization, without invalidating the remaining provisions hereof or affecting the validity, enforceability or legality of such provision in any other jurisdiction.

          SECTION 18. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, and all such counterparts shall together constitute one and the same instrument.

          SECTION 19. CERTAIN DEFINITIONS. The following capitalized terms are defined in the corresponding sections specified below:

          "ADVANCE" - Section 1(A)(1).

          "AFFILIATE" - Section 4(5).

          "AGREEMENT" - Introductory Clause.

          "BORROWER" - Introductory Clause.

          "COLLATERAL" - Section 3.

          "COLLATERAL DEFICIENCY SITUATION" - Section 1(B)(2).

          "CONTINUING LOAN PURCHASE AGREEMENT" - Section 2(A).

          "CORRESPONDENT" - Section 2(B)(ii).

          "CUSTODIAN" - Section 3.

          "CUSTODIAL AGREEMENT" - Section 3.

          "CUSTODIAN'S CERTIFICATION" - Section 1(A)(2)(iii).

          "CUT-OFF DATE" - Section 1(B)(2).

          "EVENT OF DEFAULT" - Section 9.

          "FUNDING DATE" - Section 1(A)(2).

          "LIEN" - Section 4.

          "LENDER" - Introductory Clause.

          "LIBOR" - Section 1(A)(3).

          "LOAN" - Section 1(A)(1).

          "MARKET VALUE" - Section 1(B)(2).

          "MATURITY DATE" - Section 1(B)(2).

          "MORTGAGE LOANS" - Section 1(A)(1).

          "MORTGAGE LOAN SCHEDULE" - Section 2(A).

          "NY UCC" - Section 1(E)(1).

          "96-1 SECURITIZATION" - Section 1(B) (within the definition of "Maturity Date set forth following subsection (2) thereof.

          "PERMITTED LIEN" - Section 4.

          "PLEDGED MORTGAGE LOANS" - Section 1(B)(2).

          "PROGRAM" - Section 2(B).

          "PSI" - Recitals.

          "PURCHASE AGREEMENTS" - Section 2(B)(i).

          "RESTORATION AMOUNT" - Section 1(B)(2).

          "SECURED NOTE" - Section 1(F).

          "SECURED OBLIGATIONS" - Section 3.

          "SECURITIZATION" - Recitals.

          "SERVICING AGREEMENTS" - Section 2(B)(i).

          "SUPPLEMENTAL MORTGAGE LOAN SCHEDULE" - Section 9(A).

          IN WITNESS WHEREOF, the parties have executed this Agreement the day and year first above written.

                              HOMEAMERICAN CREDIT, INC.
                              d/b/a UPLAND MORTGAGE

                                   /s/ Anthony J. Santilli, Jr.
                                 _______________________________
                                 Name:  Anthony J. Santilli, Jr.
                                 Title:  Chief Executive Officer


                              PRUDENTIAL SECURITIES REALTY
                                FUNDING CORPORATION


                              By:/s/ Elizabeth W. Castagna
                                 _____________________________
                                 Name:  Elizabeth W. Castagna
                                 Title: Treasurer

                                   SCHEDULE A

1. ContiMortgage warehouse line pursuant to the Loan and Security Agreement dated as of December ___, 1993 between ContiMortgage Corporation and HomeAmerican Credit, Inc. (copy of UCC filing attached to this Schedule A as Attachment 1).

2. Lien on equipment leased from Advanta Leasing Corp. (copy of UCC filing attached to this Schedule A as Attachment 2).

                                                                       EXHIBIT A


                                  SECURED NOTE

                           Dated as of April 25, 1996


          FOR VALUE RECEIVED, the undersigned, HOMEAMERICAN CREDIT, INC. doing business as UPLAND MORTGAGE, a corporation organized under the laws of the State of Pennsylvania, whose address is 111 Presidential Blvd., Bala Cynwyd, PA 19004 (the "Borrower"), promises to pay to the order of PRUDENTIAL SECURITIES REALTY FUNDING CORPORATION, a Delaware corporation, whose address is One New York Plaza, New York, New York 10292 (the "Lender") on or before the Maturity Date the amount then outstanding (including accrued interest) under that certain Interim Warehouse and Security Agreement dated as of April 25, 1996 (the "Agreement"). Initially, the maximum principal amount which may be outstanding is $25,000,000 (as such amount may be amended from time to time by a Credit Increase Confirmation and Note Amendment). Capitalized terms used herein and not defined herein shall have their respective meanings as set forth in the Agreement.

          The holder of this Note is authorized to record the date and amount of each Advance and the date and amount of each repayment of principal thereof on the schedule to be maintained by the Lender (which schedule may be obtained upon Borrower's request), and any such recordation shall constitute prima facie evidence of the accuracy of the amount so recorded; provided that the failure of the holder hereof to make such recordation (or any error in such recordation) shall not affect the obligations of the Borrower hereunder or under the Agreement.

          MAXIMUM RATE OF INTEREST: It is intended that the rate of interest herein shall never exceed the maximum rate, if any, which may be legally charged on the Loan evidenced by this Note ("Maximum Rate"), and if the provisions for interest contained in this Note would result in a rate higher than the Maximum Rate, interest shall nevertheless be limited to the Maximum Rate and any amounts which may be paid toward interest in excess of the Maximum Rate shall be applied to the reduction of principal, or, at the option of the Lender, returned to the Borrower.

          DUE DATE: The Loan evidenced hereby not paid before the Maturity Date shall be due and payable on the Maturity Date.

          PLACE OF PAYMENT: All payments hereon shall be made, and all notices to the Lender required or authorized hereby shall be given, at the office of the Lender at the address designated in the heading of this Note, or to such other place as the Lender may from time to time direct by written notice to the Borrower.

          PAYMENT AND EXPENSES OF COLLECTION: All amounts payable hereunder are payable by wire transfer in immediately available funds to the account number specified by the Lender, in lawful money of the United States. Payments remitted by the Borrower via wire transfer initiated after 1:00 p.m. New York City time shall be deemed to be received on the next business day. The Borrower agrees to pay all costs of collection when incurred, including, without limiting the generality of the foregoing, reasonable attorneys' fees through appellate proceedings, and to perform and comply with each of the covenants, conditions, provisions and agreements contained in every instrument now evidencing or securing said indebtedness.

          SECURITY: This Note is issued pursuant to the Agreement and is secured by a pledge of the collateral described therein. Notwithstanding the pledge of the collateral, the Borrower hereby acknowledges, admits and agrees that the Borrower's obligations under this Note are recourse obligations of the Borrower to which the Borrower pledges its full faith and credit.

          DEFAULTS: Upon the happening of an Event of Default (as defined in the Agreement), the Lender shall have all rights and remedies set forth in the Agreement.

          The failure to exercise any of the rights and remedies set forth in the Agreement shall not constitute a waiver of the right to exercise the same or any other option at any subsequent time in respect of the same event or any other event. The acceptance by the Lender of any payment hereunder which is less than payment in full of all amounts due and payable at the time of such payment shall not constitute a waiver of the right to exercise any of the foregoing rights and remedies at that time or at any subsequent time or nullify any prior exercise of any such rights and remedies without the express consent of Lender, except as and to the extent otherwise provided by law.

          WAIVERS: The Borrower waives diligence, presentment, protest and demand and also notice of protest, demand, dishonor and nonpayments of this Note, and expressly agrees that this Note, or any payment hereunder, may be extended from time to time, and consents to the acceptance of further collateral, the release of any collateral for this Note, the release of any party primarily or secondarily liable hereon, and that it will not be necessary for the Lender, in order to enforce payment of this Note, to first institute or exhaust Lender's remedies against the Borrower or any other party liable hereon or against any collateral for this Note. None of the foregoing shall affect the liability of the Borrower. No extension of time for the payment of this Note, or an installment hereof, made by agreement by the Lender with any person now or hereafter liable for the payment of this Note, shall affect the liability under this Note of the Borrower, even if the Borrower is not a party to such agreement; provided, however, that the Lender and the Borrower, by written agreement between them, may affect the liability of the Borrower.

          TERMINOLOGY: If more than one party joins in the execution of this Note, the covenants and agreements herein contained shall be the joint and several obligation of each and all of them and of their respective heirs, executors, administrators, successors and assigns, and relative words herein shall be read as if written in the plural when appropriate. Any reference herein to the Lender shall be deemed to include and apply to every subsequent holder of this Note. Words of masculine or neuter import shall be read as if written in the neuter or masculine or feminine when appropriate.

          AGREEMENT: Reference is made to the Agreement for provisions as to Advances, rates of interest, mandatory principal repayments, collateral and acceleration. If there is any conflict between the terms of this Note and the terms of the Agreement, the terms of the Agreement shall control.

          APPLICABLE LAW: This Note shall be governed by and construed under the laws of the State of New York, the laws of which the Borrower hereby expressly elects to apply to this Note. The Borrower agrees that any action or proceeding brought to enforce or arising out of this Note may be commenced in the Supreme Court of the State of New York, or in the District Court of the United States for the Southern District of New York.

                              HOMEAMERICAN CREDIT, INC. D/B/A UPLAND MORTGAGE,


                                   /s/ Anthony J. Santilli, Jr.
                                _______________________________
                                Name:  Anthony J. Santilli, Jr.
                                Title: Chairman

                                                                     EXHIBIT B-1



                              April 25, 1996



[Custodian]
[Address]

Prudential Securities Realty Funding Corporation
One New York Plaza
New York, NY 10292-2015


          Re:  INTERIM FUNDING ARRANGEMENT FOR MORTGAGE LOANS

Gentlemen:

          I am the counsel to HOMEAMERICAN CREDIT, INC. D/B/A UPLAND MORTGAGE, a Pennsylvania corporation (the "Borrower"). I have represented the Borrower in connection with the execution and delivery of the following documents:

          B. Interim Warehouse and Security Agreement, dated as of April 25, 1996 (the "Interim Warehouse and Security Agreement"), between the Borrower and Prudential Securities Realty Funding Corporation (the "Lender");

          C. Secured Note executed as of April 25, 1996 by the Borrower in favor of the Lender (the "Note"); and

          D. Custodial Agreement, dated as of ______________, 199_ (the "Custodial Agreement"), among the Borrower and The Chase Manhattan Bank (the "Custodian").

          Capitalized terms used herein, but not defined herein, shall have the meanings assigned to them in the Interim Warehouse and Security Agreement.

          I have examined executed copies of the Interim Warehouse and Security Agreement, the Note, and the Custodial Agreement. I have also examined originals or photostatic or certified copies of all such corporate records of the Borrower and such certificates of public officials, certificates of corporate officers, and other documents, and such questions of law, as I have deemed appropriate and necessary as a basis for the opinions hereinafter expressed. In making my examination and rendering the opinions herein expressed, I have made the following assumptions: i) each party to each of the Interim Warehouse and Security Agreement and the Custodial Agreement (other than the Borrower) has the power to enter into and perform all of its obligations thereunder, (ii) the due authorization, execution and delivery of each of the Interim Warehouse and Security Agreement and the Custodial Agreement by all parties thereto (other than the Borrower), and (iii) the validity and binding effect on all parties thereto (other than the Borrower) of each of the Interim Warehouse and Security Agreement and the Custodial Agreement.

          The opinions expressed below with respect to enforceability are subject to the following additional qualifications:

          20   The effect of insolvency, reorganization, moratorium,
conservatorship, receivership, or other similar laws relating to or affecting the rights of creditors of institutions having deposits insured by the Federal Deposit Insurance Corporation in the event of insolvency, reorganization, moratorium, conservatorship or receivership.

          21   The application of general principles of equity, including, but not limited to, the right of specific performance (regardless of whether enforceability is considered in a proceeding in equity or at law).

          22 The unenforceability of provisions to the effect that failure to exercise or delay in exercising rights or remedies will not operate as a waiver of any such rights or remedies, or to the effect that provisions therein may only be waived in writing to the extent that an oral agreement has been entered into modifying such provisions.

          I am licensed to practice law in the State of __________, and, each opinion hereinafter set forth is an opinion concerning only the law of the State of ___________. All opinions expressed herein are based on laws, regulations and policy guidelines currently enforced and may be affected by future changes in law. Furthermore, no opinion is expressed herein regarding the applicable state Blue Sky, legal investment or real estate syndication laws.

          Based upon the foregoing, and subject to the last paragraph hereof, I am of the opinion that:

          1. The Interim Warehouse and Security Agreement, the Note and the Custodial Agreement each constitutes the valid, legal and binding agreement of the Borrower, and each is enforceable against the Borrower in accordance with its terms.

          2. The Borrower is licensed as a "Licensee" or is otherwise qualified to do business in each state in which it transacts business.


                                      B-1-2

          3. No consent, approval, authorization or order of, registration or filing with, or notice to, any governmental authority or court is required under federal laws or the laws of the State of _________ for the execution, delivery and performance of the Interim Warehouse and Security Agreement, the Note, or the Custodial Agreement as applicable, by the Borrower, except such of which as have been obtained.

          4. The execution, delivery and performance by the Borrower of the Interim Warehouse and Security Agreement, the Note and the Custodial Agreement, does not conflict with or result in a breach of, or constitute a default under (a) the Borrower's articles of incorporation or bylaws or (b) any law, rule or regulation of the federal government or of the State of
     ____________.

          5. The execution, delivery and performance by the Borrower of the Interim Warehouse and Security Agreement, the Note and the Custodial Agreement will not result in a default under any mortgage, borrowing agreement, or other instrument or agreement pertaining to indebtedness for borrowed money to which the Borrower is a party.

          6. Upon the execution of the Interim Warehouse and Security Agreement, a valid security interest in the Mortgage Loans and the proceeds thereof is granted to the Lender, which security interest would be a valid, first-priority, perfected security interest with respect to such Mortgage Loans and the proceeds thereof upon the filing of the appropriate financing statements with the Office[s] of the Secretary of State of
     _________________.

          This Opinion is furnished by me as counsel to the Borrower and is solely for the benefit of the addressees hereof; except that this Opinion may be relied upon by any holder in due course of the Note.

                              Yours truly,


                                      B-1-3

                                                                     EXHIBIT B-2




                              April 25, 1996



The Chase Manhattan Bank, N.A.
2 Chase Manhattan Plaza
New York, New York 10081

Prudential Securities Realty Funding Corporation
One New York Plaza
New York, NY 10292-2015


          Re:  INTERIM FUNDING ARRANGEMENT FOR MORTGAGE LOANS

Gentlemen:

          I am the counsel to AMERICAN BUSINESS FINANCIAL SERVICES, INC./AMERICAN BUSINESS CREDIT, INC., a Pennsylvania corporation (the "Guarantor"). I have represented the Guarantor in connection with the execution and delivery of the Guaranty Agreement in the favor of Prudential Securities Realty Funding Corporation, dated as of April 25, 1996, in connection with the Interim Warehouse and Security Agreement, dated as of April 25, 1996 (the "Interim Warehouse and Security Agreement"), between the Borrower and Prudential Securities Realty Funding Corporation (the "Lender").

          Capitalized terms used herein, but not defined herein, shall have the meanings assigned to them in the Interim Warehouse and Security Agreement.

          I have examined executed copies of the Interim Warehouse and Security Agreement, the Note, the Custodial Agreement and the Guaranty Agreement. I have also examined originals or photostatic or certified copies of all such corporate records of the Borrower and such certificates of public officials, certificates of corporate officers, and other documents, and such questions of law, as I have deemed appropriate and necessary as a basis for the opinions hereinafter expressed. In making my examination and rendering the opinions herein expressed, I have made the following assumptions: i) each party to each of the Interim Warehouse and Security Agreement and the Custodial Agreement (other than the Borrower) has the power to enter into and perform all of its obligations thereunder, (ii) the due authorization, execution and delivery of each of the Interim Warehouse and Security Agreement and the Custodial Agreement by all parties thereto (other than the Borrower), and (iii) the validity and binding effect on all parties thereto (other than the Borrower) of each of the Interim Warehouse and Security Agreement and the Custodial Agreement.

          The opinions expressed below with respect to enforceability are subject to the following additional qualifications:

          23   The effect of insolvency, reorganization, moratorium,
conservatorship, receivership, or other similar laws relating to or affecting the rights of creditors of institutions having deposits insured by the Federal Deposit Insurance Corporation in the event of insolvency, reorganization, moratorium, conservatorship or receivership.

          24   The application of general principles of equity, including, but not limited to, the right of specific performance (regardless of whether enforceability is considered in a proceeding in equity or at law).

          25 The unenforceability of provisions to the effect that failure to exercise or delay in exercising rights or remedies will not operate as a waiver of any such rights or remedies, or to the effect that provisions therein may only be waived in writing to the extent that an oral agreement has been entered into modifying such provisions.

          I am licensed to practice law in the State of __________, and, each opinion hereinafter set forth is an opinion concerning only the law of the State of ___________. All opinions expressed herein are based on laws, regulations and policy guidelines currently enforced and may be affected by future changes in law. Furthermore, no opinion is expressed herein regarding the applicable state Blue Sky, legal investment or real estate syndication laws.

          Based upon the foregoing, and subject to the last paragraph hereof, I am of the opinion that:

          1. The Guaranty Agreement constitutes the valid, legal and binding agreement of the Guarantor, and each is enforceable against the Guarantor in accordance with its terms.

          2. No consent, approval, authorization or order of, registration or filing with, or notice to, any governmental authority or court is required under federal laws or the laws of the State of _________ for the execution, delivery and performance of the Interim Warehouse and Security Agreement, the Note, or the Custodial Agreement as applicable, by the Guarantor, except such of which as have been obtained.

          3. The execution, delivery and performance by the Guarantor of the Guaranty Agreement does not conflict with or result in a breach of, or constitute a default under (a) the Guarantor's articles of incorporation or


                                      B-2-2
     bylaws or (b) any law, rule or regulation of the federal government or of the State of ____________.

          4. The execution, delivery and performance by the Guarantor of the Guaranty Agreement will not result in a default under any mortgage, borrowing agreement, or other instrument or agreement pertaining to indebtedness for borrowed money to which the Guarantor is a party.

          This Opinion is furnished by me as counsel to the Guarantor and is solely for the benefit of the addressees hereof; except that this Opinion may be relied upon by any holder in due course of the Note.

                              Yours truly,


                                      B-2-3

                                                                       EXHIBIT C


                        CREDIT INCREASE CONFIRMATION AND
                                 NOTE AMENDMENT

                             Dated ________________


          Reference is made to (x) the Interim Warehouse and Security Agreement, dated as of ______________, 199_ (the "Interim Warehouse Agreement") between Prudential Securities Realty Funding Corporation (the "Lender") and HomeAmerican Credit, Inc. d/b/a Upland Mortgage (the "Borrower") and (y) the Secured Note dated as of ____________, 199_ (the "Note") from the Borrower to the Lender.

SECTION 1.

          - The maximum amount of the Loan referenced in the Interim Warehouse Agreement and in the Note shall be
               ___________________________.

          - The "Maturity Date" referenced in the Interim Warehouse Agreement and in the Note shall be ___________________________.

          -    [Any other changes.]

SECTION 2.

          As amended by Section 1 hereof all provisions of the Interim Warehouse Agreement and of the Note are reconfirmed as of the date hereof. The Borrower, in addition, hereby reconfirms and remakes as of the date hereof each and every of its representations, warranties and covenants set forth in the Interim Warehouse Agreement.

ATTEST:                       HOMEAMERICAN CREDIT, INC. D/B/A UPLAND MORTGAGE



___________________________   By:
                                  ----------------------------------------------
                                 Name:
                                 Title:


ATTEST:

___________________________   PRUDENTIAL SECURITIES REALTY FUNDING CORPORATION


                              By:
                                 -----------------------------------------------
                                 Name:
                                 Title:

                             APPROVAL AS TO LEGALITY

          I, _____________, counsel to the Borrower hereby confirm that:

          - I delivered, on _________, 199_, the opinion letter, a copy of which is attached hereto (the "Opinion Letter") relating to the Interim Warehouse Agreement and the Note.

          - I have represented the Borrower in connection with its execution and delivery of the Credit Increase Confirmation and Note Amendment (the "Confirmation") to which this Approval as to Legality is attached.

          - I hereby extend, as of the date hereof, the opinions set forth in the Opinion Letter to cover both the Confirmation itself as well as the transactions described on the Confirmation and confirm, as of the date hereof, and subject to any and all assumptions and qualifications set forth therein, the opinions set forth in the Opinion Letter.

                                   Yours truly,



                                   ---------------------------------------------
                                   [Name]




Dated:  ____________, 199_

                                                                       EXHIBIT D


                                 FUNDING NOTICE

                                        ______________, 199_


Prudential Securities Realty
 Funding Corporation
One New York Plaza
New York, NY 10292

          Re: Interim Warehouse and Security Agreement, dated as of ____________, 199_, between Prudential Securities Realty Funding Corporation and HomeAmerican Credit, Inc.
               D/B/A UPLAND MORTGAGE (THE "AGREEMENT")


Gentlemen:

          Pursuant to Section 2(A) of the Agreement, this letter constitutes notice that the undersigned desires to obtain an Advance in the principal amount of $____________, constituting ___% of the aggregate outstanding principal balance of the Mortgage Loans shown on the attached Mortgage Loan Schedule, as of the Cut-Off Date shown thereon.

          This letter will further certify that: (1) the undersigned has no notice or knowledge of any Event of Default; (2) the representations and warranties in the Agreement relating to the Mortgage Loans shown on the attached Mortgage Loan Schedule are true and correct as of the date hereof; (3) each of the conditions precedent to an Advance listed in Section 1(A)(2) of the Agreement are true and correct as of the date hereof and shall be true and correct on the date of the Advance requested herein, before and after giving effect thereto.

          Capitalized terms not otherwise defined herein shall have their respective meanings set forth in the Agreement.


                              HOMEAMERICAN CREDIT, INC.
                              D/B/A UPLAND MORTGAGE


                              By:__________________________
                                 Name:
                                 Title:

                                                                     EXHIBIT E-1


                                FORM OF GUARANTY


          THIS GUARANTY is given as of the 25th day of April, 1996 by AMERICAN BUSINESS FINANCIAL SERVICES, INC. (the "Guarantor"), a corporation organized and existing under the laws of the State of Pennsylvania and having its principal office at 111 Presidential Blvd., Bala Cynwyd, PA 19004.

          WHEREAS, Prudential Securities Realty Funding Corporation (the "Lender") has entered into an Interim Warehouse and Security Agreement dated as of April 25, 1996 (the "Warehouse Agreement") with HomeAmerican Credit, Inc. d/b/a Upland Mortgage (the "Borrower") (capitalized terms not defined herein shall have the meanings set forth in the Warehouse Agreement, unless otherwise noted) providing for a loan by Lender to Borrower secured by certain Mortgage Loans; and

          WHEREAS, Lender and Borrower have entered into a Custodial Agreement with The Chase Manhattan Bank, N.A. (the "Custodian") dated as of April 25, 1996 (the "Custodial Agreement") whereby the Custodian agrees to act as Custodian on behalf of Borrower with respect to the Mortgage Loans; and

          WHEREAS, the Guarantor represents that it indirectly owns all of the stock of the Borrower and is financially interested in its affairs and expects to derive advantage from the transactions contemplated by each of the Warehouse Agreement and the Custodial Agreement;

          NOW, THEREFORE, to induce the Lender to enter into the transactions with the Borrower contemplated by the Warehouse Agreement and the Custodial Agreement and for other good and valuable consideration receipt of which is hereby acknowledged, the Guarantor hereby agrees as follows:

           1. The Guarantor hereby unconditionally and irrevocably guaranties to the Lender the full and complete payment when due and performance of each of the Borrower's obligations under the Warehouse Agreement, every Advance evidenced by the Secured Note issued pursuant to the Warehouse Agreement, and the Custodial Agreement. In addition, the Guarantor agrees that in the event that the Borrower defaults in the performance of or payment when due of any or all obligations or sums hereby guaranteed, the Guarantor shall forthwith pay such sums or perform such obligations. All amounts payable by the Guarantor to the Lender hereunder shall be paid in immediately available funds in U.S. Dollars and at the place and otherwise in the manner and on the terms required by the Warehouse Agreement or, if so specified and applicable, the Custodial Agreement. This is a Guaranty of payment and not of collection. This Guaranty shall be a continuing Guaranty and shall remain in full force and effect until all the obligations of the Borrower hereby guarantied are paid or performed in full. The Guarantor's obligations under this Guaranty shall be reinstated and be continued in full force and effect if at any time any payment received by the Lender under the Warehouse Agreement or the Custodial Agreement is invalidated, declared to be fraudulent or preferentially set aside and/or required to be repaid by the Lender.

           2. The Guarantor hereby expressly waives all setoffs and counterclaims and all presentments, demands for performance, notices of nonperformance, protests, notices of protest, notices of dishonor, notices of acceptance of this Guaranty, notices of sale, surrender or other handling or disposition of assets subject to the Warehouse Agreement or the Custodial Agreement, any requirement that the Lender exhaust any right, power or remedy or take any action against the Borrower or against any assets subject to the Warehouse Agreement or the Custodial Agreement, and other formalities of any kind. The obligation of the Guarantor hereunder is absolute and unconditional irrespective of the genuineness, legality, validity, regularity or enforceability of the Warehouse Agreement, the Custodial Agreement, or any other agreement, instrument or document contemplated therein or thereby and irrespective of the obligation of any other party or person, and shall not in any manner be affected by reason of any action taken or not taken by the Lender, which action or inaction is herein consented and agreed to, or of any lack of prior enforcement or retention of any rights against the Borrower, the Guarantor or any other person or property. The Guarantor hereby waives, to the fullest extent permitted by applicable law, all defenses of a surety to which it may be entitled by statute or otherwise. The Lender may neglect or forbear to enforce payment or performance hereunder, under the Warehouse Agreement, the Custodial Agreement, or under any other agreement, instrument or document contemplated therein or thereby, or waive, amend or otherwise alter the terms of the Warehouse Agreement or the Custodial Agreement in any manner, or release or cause the release of any assets subject to the Warehouse Agreement, in each case without in any way affecting or impairing the liability of the Guarantor hereunder.

           3. The Guarantor hereby waives all rights of subrogation, exoneration, reimbursement or contribution, whether arising by contract or operation of law (including, without limitation, any such right arising under the Federal Bankruptcy Code) or otherwise by reason of any payment by it hereunder and further agrees with the Borrower for the benefit of its creditors that any such payment by it shall constitute a contribution of capital by the Guarantor to the Borrower.

           4. Any indebtedness of the Borrower now or hereafter held by Guarantor is hereby subordinated to any obligations of the Borrower to the Lender under the Warehouse Agreement and the Custodial Agreement.

           5. If an Event of Termination under the Warehouse Agreement or an Event of Default under the Custodial Agreement shall have occurred and be continuing, the Guarantor agrees that, as between the Guarantor and the Lender, the obligations of the Borrower guarantied hereunder may be declared to be due for purposes of this Guaranty notwithstanding any stay, injunction or other prohibition which may prevent, delay or vitiate any such declaration as against the Borrower and that, in the event of any such declaration (or attempted declaration), such obligations shall forthwith become due by the Guarantor for purposes of this Guaranty.

           6. All of the Lender's rights and remedies shall be cumulative and any failure of the Lender to exercise any right hereunder shall not be construed as a waiver of the right to exercise the same or any other right any time and from time to time thereafter.

           7. All notices, demands and other communications hereunder shall be given in writing and delivered or telefaxed (i) to the Guarantor, at 111 Presidential Blvd., Bala Cynwyd, PA 19004, Attention: 1Anthony J. Santilli,
Facsimile: (610) 668-1468, and (ii) to the Lender at Prudential Securities Realty Funding Corporation, One Seaport Plaza, 27th Floor, Treasury Department, New York, New York, 10292, Attention: Elizabeth Castagna, Facsimile: (212) 214-7572, and shall be effective upon actual receipt.

          8. This Guaranty shall inure to the benefit of the Lender, its successors, assigns and any person to whom the Lender may grant any interest in any of the Secured Note or the Mortgage Loans, and shall be binding upon the Guarantor, its successors, heirs, executors, administrators, legal representatives and assigns.

          9. The Guarantor covenants with the Lender that, during the term of this Guaranty: (i) The Guarantor's stated net worth shall not be less than $2,000,000; (ii) The Guarantor shall maintain a minimum of $11,000,000 of outstanding subordinated debentures maturing in more than one year from the date
of the Warehouse Agreement;   (iii) The Guarantor's leverage ratio shall not
exceed 5:1, such ratio being the ratio of (x) the Guarantor's total liabilities to (y) the Guarantor's stated net worth less intangible assets minus the amount of any receivable from any of its Affiliates; and (iv) the subordinated debentures shall be subordinate to the Guarantor's obligations hereunder.

          10. As long as this Guaranty is in effect, Guarantor shall (i) promptly upon preparation, but in no event later than 45 days following the end of its first three fiscal quarters, deliver to Lender its unaudited company-prepared financial statements as of the end of such fiscal quarter, prepared in accordance with GAAP, and (ii) promptly upon preparation, but in no event later than 90 days following the end of its fourth fiscal quarter, deliver to Lender its audited and certified financial statements, prepared in accordance with GAAP, as of the end of and for the most recently ended fiscal year, which audits and certification shall be prepared by a nationally recognized independent accounting firm or by a regionally recognized independent accounting firm with the prior written consent of Lender, which consent shall not be unreasonably withheld. In all cases, financial statements shall include, without limitation, a balance sheet, a profit and loss statement and a statement of cash flows.

          11. THIS GUARANTY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICT OF LAWS RULES THEREOF. This Guaranty may not be modified, altered or amended except by a writing signed by both the Guarantor and the Lender.

          12. THE GUARANTOR IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE UNITED STATES DISTRICT COURT LOCATED IN THE BOROUGH OF MANHATTAN, CITY OF NEW YORK, IN ANY ACTION, SUIT OR PROCEEDING BROUGHT AGAINST IT WHICH IS RELATED TO ANY MATTER CONTAINED IN THIS GUARANTY, AND THE GUARANTOR HEREBY WAIVES AND AGREES NOT TO ASSERT BY WAY OF MOTION, DEFENSE OR OTHERWISE, IN ANY SUCH ACTION, SUIT OR PROCEEDING, THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF ANY SUCH COURT PROVIDED THAT SERVICE OF PROCESS IS MADE BY ANY LAWFUL MEANS, THAT ANY SUCH COURT IS AN INCONVENIENT FORUM OR THAT VENUE IN ANY SUCH COURT IS IMPROPER. TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE GUARANTOR IRREVOCABLY WAIVES ALL RIGHT OF TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR IN CONNECTION WITH THIS GUARANTY OR ANY MATTER ARISING HEREUNDER.

          IN WITNESS WHEREOF, the Guarantor has executed this Guaranty as of the day and year first above written.

                                   AMERICAN BUSINESS FINANCIAL SERVICES, INC.


                                   By____________________________
                                     Name:
                                     Title:

                                                                     EXHIBIT E-2


                                FORM OF GUARANTY


          THIS GUARANTY is given as of the 25th day of April, 1996 by AMERICAN BUSINESS CREDIT, INC. (the "Guarantor"), a corporation organized and existing under the laws of the State of Pennsylvania and having its principal office at 111 Presidential Blvd., Bala Cynwyd, PA 19004.

          WHEREAS, Prudential Securities Realty Funding Corporation (the "Lender") has entered into an Interim Warehouse and Security Agreement dated as of April 25, 1996 (the "Warehouse Agreement") with HomeAmerican Credit, Inc. d/b/a Upland Mortgage (the "Borrower") (capitalized terms not defined herein shall have the meanings set forth in the Warehouse Agreement, unless otherwise noted) providing for a loan by Lender to Borrower secured by certain Mortgage Loans; and

          WHEREAS, Lender and Borrower have entered into a Custodial Agreement with The Chase Manhattan Bank, N.A. (the "Custodian") dated as of April 25, 1996 (the "Custodial Agreement") whereby the Custodian agrees to act as Custodian on behalf of Borrower with respect to the Mortgage Loans; and

          WHEREAS, the Guarantor represents that it owns all of the stock of the Borrower and is financially interested in its affairs and expects to derive advantage from the transactions contemplated by each of the Warehouse Agreement and the Custodial Agreement;

          NOW, THEREFORE, to induce the Lender to enter into the transactions with the Borrower contemplated by the Warehouse Agreement and the Custodial Agreement and for other good and valuable consideration receipt of which is hereby acknowledged, the Guarantor hereby agrees as follows:

           1. The Guarantor hereby unconditionally and irrevocably guaranties to the Lender the full and complete payment when due and performance of each of the Borrower's obligations under the Warehouse Agreement, every Advance evidenced by the Secured Note issued pursuant to the Warehouse Agreement, and the Custodial Agreement. In addition, the Guarantor agrees that in the event that the Borrower defaults in the performance of or payment when due of any or all obligations or sums hereby guaranteed, the Guarantor shall forthwith pay such sums or perform such obligations. All amounts payable by the Guarantor to the Lender


                                      E-2-1
hereunder shall be paid in immediately available funds in U.S. Dollars and at the place and otherwise in the manner and on the terms required by the Warehouse Agreement or, if so specified and applicable, the Custodial Agreement. This is a Guaranty of payment and not of collection. This Guaranty shall be a continuing Guaranty and shall remain in full force and effect until all the obligations of the Borrower hereby guarantied are paid or performed in full.
The Guarantor's obligations under this Guaranty shall be reinstated and be continued in full force and effect if at any time any payment received by the Lender under the Warehouse Agreement or the Custodial Agreement is invalidated, declared to be fraudulent or preferentially set aside and/or required to be repaid by the Lender.

           2. The Guarantor hereby expressly waives all setoffs and counterclaims and all presentments, demands for performance, notices of nonperformance, protests, notices of protest, notices of dishonor, notices of acceptance of this Guaranty, notices of sale, surrender or other handling or disposition of assets subject to the Warehouse Agreement or the Custodial Agreement, any requirement that the Lender exhaust any right, power or remedy or take any action against the Borrower or against any assets subject to the Warehouse Agreement or the Custodial Agreement, and other formalities of any kind. The obligation of the Guarantor hereunder is absolute and unconditional irrespective of the genuineness, legality, validity, regularity or enforceability of the Warehouse Agreement, the Custodial Agreement, or any other agreement, instrument or document contemplated therein or thereby and irrespective of the obligation of any other party or person, and shall not in any manner be affected by reason of any action taken or not taken by the Lender, which action or inaction is herein consented and agreed to, or of any lack of prior enforcement or retention of any rights against the Borrower, the Guarantor or any other person or property. The Guarantor hereby waives, to the fullest extent permitted by applicable law, all defenses of a surety to which it may be entitled by statute or otherwise. The Lender may neglect or forbear to enforce payment or performance hereunder, under the Warehouse Agreement, the Custodial Agreement, or under any other agreement, instrument or document contemplated therein or thereby, or waive, amend or otherwise alter the terms of the Warehouse Agreement or the Custodial Agreement in any manner, or release or cause the release of any assets subject to the Warehouse Agreement, in each case without in any way affecting or impairing the liability of the Guarantor hereunder.

           3. The Guarantor hereby waives all rights of subrogation, exoneration, reimbursement or contribution, whether arising by contract or operation of law (including, without limitation, any such right arising under the Federal Bankruptcy Code) or otherwise by reason of any payment by it hereunder and further agrees with the Borrower for the benefit of its creditors that any such payment by it shall constitute a contribution of capital by the Guarantor to the Borrower.


                                      E-2-2

           4. Any indebtedness of the Borrower now or hereafter held by Guarantor is hereby subordinated to any obligations of the Borrower to the Lender under the Warehouse Agreement and the Custodial Agreement.

           5. If an Event of Termination under the Warehouse Agreement or an Event of Default under the Custodial Agreement shall have occurred and be continuing, the Guarantor agrees that, as between the Guarantor and the Lender, the obligations of the Borrower guarantied hereunder may be declared to be due for purposes of this Guaranty notwithstanding any stay, injunction or other prohibition which may prevent, delay or vitiate any such declaration as against the Borrower and that, in the event of any such declaration (or attempted declaration), such obligations shall forthwith become due by the Guarantor for purposes of this Guaranty.

           6. All of the Lender's rights and remedies shall be cumulative and any failure of the Lender to exercise any right hereunder shall not be construed as a waiver of the right to exercise the same or any other right any time and from time to time thereafter.

           7. All notices, demands and other communications hereunder shall be given in writing and delivered or telefaxed (i) to the Guarantor, at 111 Presidential Blvd., Bala Cynwyd, PA 19004, Attention: Anthony J. Santilli,
Facsimile: (610) 668-1468, and (ii) to the Lender at Prudential Securities Realty Funding Corporation, One Seaport Plaza, 27th Floor, Treasury Department, New York, New York, 10292, Attention: Elizabeth Castagna, Facsimile: (212) 214-7572, and shall be effective upon actual receipt.

          8. This Guaranty shall inure to the benefit of the Lender, its successors, assigns and any person to whom the Lender may grant any interest in any of the Secured Note or the Mortgage Loans, and shall be binding upon the Guarantor, its successors, heirs, executors, administrators, legal representatives and assigns.


                                      E-2-3

          9. The Guarantor covenants with the Lender that, during the term of this Guaranty, the Guarantor shall not create or suffer to exist any Lien, other than Permitted Liens, on any of the Borrower's or any of its Affiliate's assets; PROVIDED, HOWEVER, that (i) the Lien on certain assets of American Business Credit, Inc. which Meridian Bank has with respect to the warehouse line it has provided to the Borrower may exist until the earlier to occur of (x) May 26, 1996 and (y) the first Funding Date provided that the Borrower shall use the proceeds of such first Advance to pay down the warehouse line with Meridian Bank and shall simultaneously release the liens on the assets pledged thereunder and shall repledge such assets which are mortgage loans as Pledged Mortgage Loans hereunder and (ii) the Lien on certain assets of American Business Credit, Inc. that CoreStates Bank, N.A. has with respect to the warehouse line it has provided to the Borrower may exist until the earlier to occur of (x) May 26, 1996 and (y) the closing of the 96-1 Securitization provided that the Borrower shall use the proceeds of such Securitization to pay down the warehouse line with CoreStates Bank, N.A. and shall simultaneously release the liens on the assets pledged thereunder. For purposes of this Guaranty: "LIEN" means, with respect to any asset of the Borrower or any of its Affiliates, any mortgage, lien, pledge, charge, security interest or other similar encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including, without limitation, any conditional sale or other title retention agreement, and any financing lease in the nature thereof, any agreement to sell, and any filing of, or agreement to give, any financing statement (other than notice filings not perfecting a security interest) under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction); and "PERMITTED LIEN" means (i) Liens for taxes, assessments or governmental charges or claims that either (a) are not yet delinquent or (b) are being contested in good faith by appropriate proceedings and as to which appropriate reserves or other provisions have been made in accordance with GAAP; (ii) statutory Liens of landlords and carriers', warehousemen's, mechanics', suppliers', materialmen's, repairmen's or other like Liens arising in the ordinary course of business and with respect to amounts that either (a) are not yet delinquent or (b) are being contested in good faith by appropriate proceedings and as to which appropriate reserves or other provisions have been made in accordance with GAAP; (iii) Liens (other than any Lien imposed by the Employee Retirement Income Security Act of 1974, as amended) incurred or deposits due in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security; (iv) Liens incurred or deposits made to secure the performance of tenders, bids, leases, statutory obligations, surety and appeal bonds, progress payments, government contracts and other obligations of like nature (exclusive of obligations for the payment of borrowed money), in each case incurred in the ordinary course of business; (v) attachment or judgment Liens not giving rise to an Event of Default; (vi) easements, rights-of-way, restrictions and other similar charges or encumbrances not interfering with the ordinary conduct of the business of the Borrower or any of its Affiliates; (vii) leases or subleases granted to others not interfering with the ordinary conduct of the business of the Borrower or any of its Affiliates; (viii) the Lien granted to the Lender


                                      E-2-4
pursuant hereto; (ix) the Liens listed on Schedule A attached hereto; and (x) any other Lien to which Lender has given its prior written consent.

          10. THIS GUARANTY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICT OF LAWS RULES THEREOF. This Guaranty may not be modified, altered or amended except by a writing signed by both the Guarantor and the Lender.

          11. THE GUARANTOR IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE UNITED STATES DISTRICT COURT LOCATED IN THE BOROUGH OF MANHATTAN, CITY OF NEW YORK, IN ANY ACTION, SUIT OR PROCEEDING BROUGHT AGAINST IT WHICH IS RELATED TO ANY MATTER CONTAINED IN THIS GUARANTY, AND THE GUARANTOR HEREBY WAIVES AND AGREES NOT TO ASSERT BY WAY OF MOTION, DEFENSE OR OTHERWISE, IN ANY SUCH ACTION, SUIT OR PROCEEDING, THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF ANY SUCH COURT PROVIDED THAT SERVICE OF PROCESS IS MADE BY ANY LAWFUL MEANS, THAT ANY SUCH COURT IS AN INCONVENIENT FORUM OR THAT VENUE IN ANY SUCH COURT IS IMPROPER. TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE GUARANTOR IRREVOCABLY WAIVES ALL RIGHT OF TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR IN CONNECTION WITH THIS GUARANTY OR ANY MATTER ARISING HEREUNDER.


                                      E-2-5

          IN WITNESS WHEREOF, the Guarantor has executed this Guaranty as of the day and year first above written.

                                        AMERICAN BUSINESS CREDIT, INC.


                                        By____________________________
                                          Name:
                                          Title:


                                      E-2-6